Exhibit 4.1

AMENDMENT NO. 2

TO

AMENDED AND RESTATED RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 (this “Amendment”) to Amended and Restated Rights Agreement dated as of July 29, 1999 between NOVOSTE CORPORATION, a Florida corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a banking corporation organized under the laws of New York, as rights agent (the “Rights Agent”), as amended pursuant to Amendment No. 1 to Amended and Restated Rights Agreement, dated as of May 18, 2005 (as amended, the “Rights Agreement”), is entered into this 30th day of January, 2006.

WHEREAS, the Company and the Rights Agent are currently parties to the Rights Agreement and desire to amend the Rights Agreement on the terms and conditions hereinafter set forth; and

WHEREAS, for purposes of this Amendment, capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Rights Agreement, as amended by this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Amendment to Section 1. Section 1(a) of the Rights Agreement is hereby amended (a) by deleting the percentage number “15%” each time it appears therein and replacing it with the percentage number “30%” and (b) by deleting the percentage number “20%” each time it appears therein and replacing it with the percentage number “30%”.

2. Effective Date. This Amendment shall become effective as of January 30, 2006.

3. Other Terms Unchanged. The Rights Agreement, as amended by this Amendment, shall remain and continue in full force and effect and is in all respects agreed to, ratified and confirmed hereby. Any reference to the Rights Agreement after the date set forth above shall be deemed to be a reference to the Rights Agreement, as amended by this Amendment.

4. Benefits. Nothing in the Rights Agreement, as amended by this Amendment, shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock) any legal or equitable right, remedy or claim under the Rights Agreement, as amended by this Amendment; but the Rights Agreement, as amended by this Amendment, shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

5. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

6. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State.

7. Counterparts. This Amendment may be executed in any number of counterparts. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Amendment to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

8. Fax Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of the Amendment as well as any facsimile, telecopy or other reproduction thereof.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of January 30, 2006.

NOVOSTE CORPORATION

By:	/s/ Alfred J. Novak
Name:	Alfred J. Novak
Title:	President and Chief Executive Officer

AMERICAN STOCK TRANSFER &
TRUST COMPANY, as Rights Agent

By:	/s/ Isaac J. Kagan
Name:	Isaac J. Kagan
Title:	Vice President